AMENDMENT

This first Amendment to the Exclusive License Agreement between NORTH CAROLINA STATE UNIVERITY (“NCSU”) and 22nd CENTURY LIMITED, LLC (“LICENSEE”) executed March 6, 2009 (the “Agreement”) is entered into on the 9th day of August 2012, (“Amendment Effective Date”).

WHEREAS, on June 22nd, 2009 the Family Smoking Prevention and Tobacco Control Act was enacted granting the U.S. Food and Drug Administration (“FDA”) regulatory control over all tobacco products; and

WHEREAS, Licensee has initiated a program for commercial development of a Licensed Product that is a Smoking Cessation Aid under Investigational New Drug application 103,589 filed with the FDA and completed a 238 subject Phase II trial in 2012; and

WHEREAS, as of the Amendment Effective Date, Licensee’s research, development and commercialization of Licensed Products, including that of its former sublicensee, have satisfied Licensee’s due diligence obligations; and

WHEREAS NCSU and LICENSEE, (collectively “the Parties”) wish to amend the Agreement; and

NOW THEREFORE, in consideration of the mutual covenants set forth herein, the Parties hereby agree as follows:

1.	The Agreement is amended as follows:

(a)	Paragraph 1.03 of the Agreement is amended to read as follows:

1.03	“Materials(s)” means Vector 21-41 seed covered by Plant Variety Protection Certificate No. 200100039 in the U.S., together with any progeny, mutants, derivatives, or replicated forms thereof, and all cells or plant tissues containing such material, including any replicated and derivative forms thereof.

(b)	The last sentence of Paragraph 4.01 is amended to read as follows:

Variations from Appendix C must be expressly approved by NCSU in writing, such approval not to be unreasonably withheld including that NCSU shall consider that factors causing such delays may be regulatory in nature and may be beyond the control of the Licensee.

(c)	The last two sentences of Paragraph 4.02 are amended to read as follows:

Should Licensee anticipate not meeting any such Development/Commercialization milestones, it may outline the reasons in writing to NCSU prior to the deadline and request a reasonable extension of time or amendment of the milestone. NCSU shall reasonably consider any such request from Licensee.

(d)	The first sentence of Paragraph 10.01 of the Agreement is amended to read as follows:

10.01 – Term. This Agreement shall become effective upon the Effective Date and, unless sooner terminated in accordance with any of the provisions herein, shall remain in full force and effect until the date of expiration of the last to expire of the Patent Rights or the expiration of Plant Variety Protection Certificate No. 200100039, whichever is later; provided however, that in those countries in which no patent contained in the Patent Rights issues, this Agreement shall expire in such countries upon the earlier of (i) ten (10) years after the first commercial sale of a Licensed Product or (ii) December 31, 2019 (the “Term”).

(e)	Licensee’s address provided in Article 12 is amended to read as follows:

22nd Century Limited, LLC

Attn: Joseph Pandolfino

9530 Main Street

Clarence, NY 14031

(f)	The address provided in 12.03 is amended to read as follows:

22nd Century Limited, LLC

c/o Foley & Lardner LLP

3000 K Street, N.W., Sixth Floor

Washington, D.C. 20007

(g)	Appendix A is amended to include the following Patent Rights:

MBSS Ref. No.	Country	Application Type	Application No.	Filing Date	Patent No.	Status

	Israel	Foreign			159213	Granted
5051.784.NZ	New Zealand	Foreign			530238	Granted
5051.784.SG	Singapore	Foreign	2003073590	6/6/2002	P-101253	Granted
5051.784.ZA	South Africa	Foreign	200400084	6/6/2002	200400084	Granted
5051.784.TW	Taiwan	Foreign			I-256340	Granted
5051.784	United States	Foreign	10/729121	12/5/2002	6907887	Granted

(h)	The three milestones of Appendix C are amended to read as follows:

December 31, 2013 – Licensee will have initiated a phase III clinical trial for a Licensed Product that is a Smoking Cessation Aid.

December 31, 2014 – Licensee will have applied for FDA approval for sale of a Licensed Product that is a Smoking Cessation Aid.

December 31, 2015 – Licensee will have completed first commercial sale of Licensed Product that is a Smoking Cessation Aid.

(g)	Appendix D is amended to read as follows:

APPENDIX D

ROYALTY REPORT FORM

22nd Century Limited, LLC Agreement Royalty Report for the Period ____________through___________.

Instructions: Please fill in all boxes (write "none" if not applicable), and sign and date at bottom.

Prod.#_________ Prod. Name: ___________________

NCSU Patents: ___________________

Please provide patent numbers and patent application numbers of all NCSU patents related to this product.

Government Approvals: ___________________

Date of First Commercial Sale: ___________________

Country	Gross Billings	Deductions	Type of Deduction	Net Sales	Royalty Rate	Royalties Due

Subtotal for Product

Prod.#_________ Prod. Name: ___________________

NCSU Patents: ___________________

Please provide patent numbers and patent application numbers of all NCSU patents related to this product.

Government Approvals: ___________________

Date of First Commercial Sale: ___________________

Country	Gross Billings	Deductions	Type of Deduction	Net Sales	Royalty Rate	Royalties Due

Subtotal for Product

USE ADDITIONAL SHEETS FOR ADDITIONAL PRODUCTS.

Total amount enclosed $_______________

22nd Century Limited, LLC

By: Date:

Name and Title: ________________________________

2.	All terms and conditions of the Agreement not specifically modified by this Amendment remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment on the dates set forth below.

NORTH CAROLINA STATE UNIVERSITY	22nd CENTURY LIMITED, LLC

/s/ Billy B. Houghteling	/s/ Joseph Pandolfino
Billy B. Houghteling	Joseph Pandolfino
Executive Director	Chief Executive Officer

Date: August 9, 2012	Date: August 14, 2012